UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2012

CHINA JO-JO DRUGSTORES, INC.
(Exact name of registrant as specified in Charter)
Nevada	001-34711	98-0557852
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Room 507-513, 5th Floor A Building, Meidu Plaza Gongshu District, Hangzhou, Zhejiang Province People’s Republic of China		N/A
(Address of principal executive offices)		(Zip Code)

+86 (571) 88077078
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders

On December 30, 2011, the registrant held its Annual Meeting of Shareholders. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect nine (9) directors to the registrant’s Board of Directors to hold office until the next annual meeting and until their successors are duly elected and qualified.
Director’s Name	Votes For	Votes Withheld
Lei Liu	8,846,703	48,226
Li Qi	8,846,803	48,126
Chong’an Jin	8,846,803	48,126
Bennet P. Tchaikovsky	8,846,678	48,251
Marc Thomas Serrio	8,841,678	53,251
Bowen Zhao	8,845,177	49,752
Yuehai Ke	8,846,803	48,126
Shuizhen Wu	8,841,803	53,126
Xiaomeng Yu	8,846,977	47,952
2.	A proposal to ratify the appointment of Friedman LLP (“Friedman”) as the registrant’s independent registered public accounting firm for its fiscal year ending March 31, 2012.
For	Against	Abstentions
8,758,953	46,802	500

Pursuant to the foregoing votes, Lei Liu, Li Qi, Chong’an Jin, Bennet P. Tchaikovsky, Marc Thomas Serrio, Bowen Zhao, Yuehai Ke, Shuizhen Wu and Xiaomeng Yu were elected to serve as directors, and Friedman was ratified as the registrant’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Jo-Jo Drugstores, Inc.
Date:	December 30, 2011	(Registrant)

		By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer